ESCROW  AGREEMENT  dated  as of July  30,  1999  (the  "Escrow
Agreement") among Vicon Industries, Inc., a New York corporation ("Purchaser"), Isaac Gershoni ("Seller"), and European American Bank, a New York banking corporation (the "Escrow Agent").

                               W I T N E S S E T H:

                  WHEREAS, Purchaser and Seller have entered into a Stock Purchase Agreement dated as of July 3028, 1999 (the "Stock Purchase Agreement"), providing for the sale by Seller to Purchaser of all of the shares of TeleSite U.S.A., Inc.; and

                  WHEREAS, Seller has agreed that Purchaser shall deposit with the Escrow Agent a portion of the Purchase Price (as defined in the Purchase Agreement) with the Escrow Agent;

                  NOW, THEREFORE, the parties agree as follows:
                  1.       Creation of Escrow and Deposit of Escrow Amount.


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Purchaser  herewith  deposits with the Escrow Agent the amount of  $1,000,000.00
(such amount, including all income and interest thereon, is hereinafter referred to as the "Escrow Amount"). The Escrow Agent hereby acknowledges the receipt of the Escrow Amount hereby deposited, and the Escrow Agent agrees to hold the Escrow Amount for the purposes and upon the terms and conditions hereinafter set forth.

                  2.   Distribution of Escrow Amount.
                           A.       Escrow Agent shall make the following
 distributions from the Escrow Amount to Purchaser:
                                    (i)     within 15 days after the first
anniversary hereof, 100% of all interest earned prior to such anniversary
                                    (ii)   within  15  days   after  the  second
anniversary hereof, 66_% of all interest earned between the first and second anniversaries; and
                                    (iii)   within  15  days   after  the  third
anniversary hereof, 33_% of all interest earned between the second and third anniversaries.
                           B. Within 10 days after the third anniversary of this
Agreement, the Escrow Agent shall distribute the balance of the Escrow Amount to Seller, or such payee(s) in the United States as Seller may designate by written notice to the Escrow Agent unless prior to such third anniversary, Escrow Agent shall have received from Purchaser a notice of claim as provided in section 3.
                           C. If prior to such third  anniversary,  the Escrow
Agent shall have received such a notice of claim, the Escrow Agent shall continue to retain from the Escrow Amount the aggregate sum specified in such notice of claim, and the excess, if any, shall be paid as provided in section 2B.


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                           D.  Amounts  retained  pursuant  to  section 2C shall
continue to be held in escrow under this Agreement and shall be distributed only in accordance with (a) an instruction signed and notarized by Purchaser and Seller and delivered to the Escrow Agent, or (b) an arbitration award pursuant to section 22 of the Stock Purchase Agreement, a copy of which award shall have been delivered to the Escrow Agent, together with a certificate signed by the party presenting such award and an opinion of such party's counsel satisfactory to Escrow Agent, each stating that such award was made pursuant to such section and is in full force and effect.
                           E. In no event shall the  aggregate  amount of
disbursements made by the Escrow Agreement exceed the actual amount of the Escrow Amount.

                  3.       Notice of Claim.
                           If Purchaser in good faith believes that it has any
claim for indemnification or damages against Seller under or relating to the Stock Purchase Agreement or the transactions contemplated thereby, Purchaser may deliver to the Escrow Agent a notice of such claim. Such notice shall specify the nature of the claim and the amount thereof and shall be signed by Purchaser.



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                  4.  Escrow  Investments.  The Escrow  Agent  shall  invest the
Escrow Amount, and any income and interest thereon and on reinvested income and interest, by (i) depositing such amounts in interest bearing certificates of deposit with the Escrow Agent, having maturities of 12 months or less or (ii) purchasing obligations of the United States of America, or any instrumentality thereof and fully guaranteed thereby, having maturities of 12 months or less. In connection with making any distributions pursuant to this Escrow Agreement, the Escrow Agent may sell, liquidate or dispose of such investments as it deems necessary to make such distributions.

                  5.  Compensation, Expenses and Liability of the Escrow Agent.
                  (a) The Escrow Agent shall be entitled to receive reasonable compensation for its services hereunder as set forth in Schedule A. The compensation and expenses of the Escrow Agent, and the fees and expenses incurred in connection with maintaining the escrow, shall be borne 50% by Purchaser and 50% by Seller in advance of the date on which such payments shall be due to the Escrow Agent. The Escrow Agent may deduct any amount to which Seller or Purchaser may be entitled under this Escrow Agreement any unpaid fees, compensation or expenses of the Escrow Agent for which Seller or Purchaser is, as the case may be, liable under this Section 5.



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                  (b) The Escrow  Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Escrow Agreement, and the Escrow Agent may rely and shall be protected in acting or refraining from acting in reliance upon the opinion of counsel or upon any certificate, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence, or identity of any person purporting to give any such certificate, request or other document. If the Escrow Agent shall become involved in any litigation by which Seller shall contest any claim by Purchaser against the Escrow Amount, the Escrow Agent is authorized to comply with any final order or decree duly entered by any court of competent jurisdiction in any such litigation. Purchaser and Seller agree to indemnify the Escrow Agent against, and to hold the Escrow Agent harmless from, any and all loss, damage or liability, and all expenses (including without limitation legal fees), except to the extent arising out of the gross negligence or willful misconduct of the Escrow Agent, incurred by the Escrow Agent arising out of or in connection with the execution, delivery or performance by the Escrow Agent of this Escrow Agreement. The Escrow Agent shall not be liable for any investment losses resulting from the investment, reinvestment, sale or liquidation of any portion of the Escrow Account, within the agreed upon investments as referred to in Section 4, "Escrow Investments."



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                  6.  Resignation  of the Escrow  Agent.  The  Escrow  Agent may
resign and may be discharged from any further duties or obligations hereunder by giving at least 30 days prior written notice of such resignation to Purchaser and Seller. On the effective date of such resignation, the Escrow Agent shall pay the Escrow Amount to such successor escrow agent as Purchaser and Seller shall have designated in a notice delivered to Escrow Agent or, in the absence of such notice, to the Clerk's Office of the United States District Court of the Eastern District of New York or of the New York State Supreme Court for Suffolk County.

                  7. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:
                  If to Seller,  at:
                                    Mr. Isaac Gershoni
                                    97 Taylor Drive
                                    Closter, New Jersey  07624
                                    Tel: (201) 568-5050
                                    Fax: (201) 568-6444
                  with a copy to:
                                    Mark Eliott Gold, Esq.
                                    19 Phelps Avenue
                                    Tenafly, New Jersey 07670
                                    Tel: (201) 227-1830
                                    Fax: (201) 227-1831

                  If to Purchaser, to:
                                    Vicon Industries, Inc.
                                    89 Arkay Drive
                                    Hauppauge, New York 11788

                                    Attention: Kenneth M. Darby
                                                   President
                                    Tel: (516) 952-2288
                                    Fax: (516) 951-2288



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                  with a copy to:
                                    Schoeman, Updike & Kaufman, LLP
                                    60 East 42nd Street
                                    39th Floor
                                    New York, New York 10165

                                    Attention: Michael E. Schoeman, Esq.
                                    Tel: (212) 661-5030
                                    Fax: (212) 687-2123
                  If to Escrow Agent:

                                    European American Bank
                                    150 Motor Parkway
                                    Hauppauge, New York 11788

                                    Attention: Branch Manager


                  with a copy to:

                                    European American Bank
                                    730 Veterans Memorial Highway
                                    Hauppauge, New York 11788

                                    Attention:  Stuart N. Berman


Any  party  may  by  notice   change  the  address  to  which  notice  or  other
communications to it are to be delivered or mailed.

                  8. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York exclusive of its choice of law provisions.


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                  9.  Waivers  and  Amendments.  Any term or  provision  of this
Escrow Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Escrow Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Escrow Agreement must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Escrow Agreement shall not in any way affect, limit or waive a party's right hereunder at any time to enforce strict compliance thereafter with every term or condition of this Escrow Agreement.

                  10. Descriptive Headings. The descriptive headings of this Escrow Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Escrow Agreement.

                  11. Entire Agreement. This Escrow Agreement contains the entire agreement among Purchaser, Seller and the Escrow Agent with respect to the transactions contemplated by this Escrow Agreement and supersedes all prior arrangements or understandings with respect thereto.



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                  12. Counterparts. This Escrow Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  13. Illegality. In the event that any one or more of the provisions contained in this Escrow Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Escrow Agreement shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

                  IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be executed on their behalf as of the date first above written.
                                                     VICON INDUSTRIES, INC.

                                                     By:
                                                     Kenneth M. Darby
                                                     President


                                                     Isaac Gershoni

                                                     EUROPEAN AMERICAN BANK
                                                         as Escrow Agent


                                                     By: